Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF

COMMON STOCK

Tucows Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 20, 2011
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON FRIDAY, JANUARY 20, 2012, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form of this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Broadridge Financial Solutions, Inc. (the “Depositary”) on or prior to the expiration date of the Offer (as described in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered to the Depositary by hand, mail, overnight courier or transmitted by facsimile transmission. See Section 3—”Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is Broadridge Financial Solutions, Inc.

By Mail: Broadridge Financial Solutions, Inc. Attn: Reorganization Department 1717 Arch Street, Suite 1300 Philadelphia, PA 19103	By Facsimile Transmission: (215) 553-5402 Confirm Facsimile Receipt by Telephone: (800) 733-1121	By Overnight Courier: Broadridge Financial Solutions, Inc. Attn: Reorganization Department 1717 Arch Street, Suite 1300 Philadelphia, PA 19103

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO TUCOWS INC. WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE LAST PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Tucows Inc., a Pennsylvania corporation (“Tucows”), the number of shares of common stock, no par value per share (the “Shares”), of the Company, for the price per Share set forth below and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—”Procedure for Tendering Shares” of the Offer to Purchase.

PRICE AT WHICH YOU ARE TENDERING (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)